Exhibit 23.1
                   CONSENT OF DELOITTE & TOUCHE LLP

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-85248 and in the Post-Effective Amendment No. 2 to Registration Statement No. 333-11355 of MITY Enterprises, Inc. on Forms S-8 of our report dated May 20, 2002, appearing in this Annual Report on Form 10-K of MITY Enterprises, Inc. for the year ended March 31, 2002.

Deloitte & Touche LLP
Salt Lake City, Utah
May 29, 2002